TEMPLETON GLOBAL INFRASTRUCTURE FUND

1. To approve an Agreement and Plan of Reorganization between Templeton Global Investment Trust, on behalf of its series, Templeton Global Infrastructure Fund ("Global Fund") and Templeton Funds, Inc., on behalf of its series, Templeton World Fund ("World Fund"), that provides for the acquisition of substantially all of the assets of Global Fund in exchange for Class A and Class C shares of World Fund, the distribution of such shares to the shareholders of Global Fund, and the dissolution of Global Fund:


                                       NO. OF SHARES             % OF OUTSTANDING SHARES            % OF SHARES VOTED

  FOR                                      847,055                         47.78%                        94.25%
  AGAINST                                   26,153                          1.48%                         2.91%
  ABSTAIN                                   25,541                          1.44%                         2.84%
  BROKER NON-VOTES                         -                                -                            -
                                  -----------------                      ---------                   -----------
  TOTAL                                    898,749                         50.70%                       100.00%


2. To grant the proxyholders the authority to vote upon any other business that may legally come before the Special Meeting or any adjournment thereof.


                                       NO. OF SHARES             % OF OUTSTANDING SHARES            % OF SHARES VOTED

FOR                                         816,054                         46.04%                         90.80%
AGAINST                                      27,520                          1.55%                          3.06%
ABSTAIN                                      55,175                          3.11%                          6.14%
BROKER NON-VOTES                            -                                -                              -
                                    ----------------                      ---------                     ----------
TOTAL                                       898,749                         50.70%                        100.00%
